Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BreitBurn Energy Partners L.P. and BreitBurn Finance Corporation of our report dated April 2, 2007 relating to the consolidated financial statements of BreitBurn Energy Company L.P. (predecessor), which appears in BreitBurn Energy Partners L.P.’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

June 10, 2009